UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): December 15, 2025

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, ENB Financial Corp (the “Corporation”) announced that Douglas P. Barton, CPA joined the Corporation as Executive Vice President/Chief Financial Officer and Treasurer of the Corporation and its wholly owned subsidiary, The Ephrata National Bank (the “Bank”). Mr. Barton, age 61, most recently served as Senior Vice President Director of Financial Planning and Analysis for Orrstown Financial Services, Inc. from 2010 to 2024. Mr. Barton does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

On September 16, 2016, the U.S. Securities and Exchange Commission, pursuant to an offer of settlement, instituted an administrative proceeding against Orrstown Financial Services, Inc. (“Orrstown”) et al. in which Mr. Barton was a respondent therein and who, without admitting or denying the findings therein, consented to entry of a cease and desist order wherein he agreed to pay a civil penalty of $25,000 for violating Rule 13b2-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as Chief Accounting Officer, causing Orrstown to violate Sections 13(a), 13(b)2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-13 adopted thereunder relating to alleged failure to comply with GAAP requirements for disclosure of impaired loan disclosure, calculation of loan losses and calculation of fair value for certain collateral in connection with loan impairment analysis.

In connection with Mr. Barton’s appointment, the Corporation and the Bank entered into an employment agreement dated as of December 15, 2025 (the “Employment Agreement”). The Employment Agreement provides for an initial term of three (3) years beginning December 15, 2025, which will automatically extend for successive three (3) year terms unless written notice of non-renewal is given at least 180 days before the expiration of the then-current term.

Under the Employment Agreement, Mr. Barton will receive an annual base salary of $258,000 and will be eligible for discretionary bonuses as determined by the Bank. Mr. Barton will also be entitled to participate in all employee benefit plans in effect at the Bank and will receive paid time-off in accordance with the Bank’s policies. The Corporation will also reimburse Mr. Barton for reasonable business expenses incurred in the performance of his duties. Further, in consideration of entering into the Employment Agreement, Mr. Barton received a grant of 898 restricted stock units. Each restricted stock unit represents a contingent right to receive one share of Corporation common stock. These restricted stock units will vest at a rate of 33 1/3% on each anniversary of the grant over a three-year period, with vested portions distributed in shares of the Corporation’s common stock as soon as practical following vesting.

The Employment Agreement will automatically terminate for “cause” (as defined in the Employment Agreement) upon written notice from the Corporation to the executive or if the executive terminates his employment voluntarily without “good reason” (as defined in the Employment Agreement). If the Employment Agreement is terminated for cause or voluntarily without good reason, all of the executive’s rights under the Employment Agreement cease as of the effective date of termination.

If the executive terminates his employment for “good reason” (as defined in the Employment Agreement), the executive will receive an amount equal to the executive’s remaining annual base salary otherwise due and payable under the Employment Agreement. In the event the executive’s employment is involuntarily terminated by the Corporation or Bank without cause and no “change of control” (as defined in the Employment Agreement) has occurred, the executive will receive an amount equal to the executive’s remaining annual base salary otherwise due and payable under the Employment Agreement, except such amount shall not exceed 2.99 times the executive’s annual base salary or be less than 2.00 times executive’s annual base salary. If within two (2) years after a “change in control,” the executive experiences an involuntary separation without cause, then he shall be entitled to receive a lump some payment equal to 2.5 times his annual base salary. In any case, Mr. Barton will also be entitled to continuation of all life, disability, medical insurance, and other normal health and welfare benefits for up to two (2) years. The Employment Agreement terminates automatically upon the executive’s disability except that the executive shall nevertheless be entitled to receive amounts payable under any disability plan of the Bank.

In addition, if any payment to the executive in connection with his termination of employment would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments will be retroactively reduced to the extent necessary to avoid such excise tax. Further, if any portion of the amount payable under the Employment Agreement is determined to be non-deductible under Section 280G of the Internal Revenue Code, then the Corporation shall be required to only pay the amount determined to be deductible under Section 280G.

Upon termination of the Employment Agreement, the executive is subject to certain customary confidentiality and non-competition provisions. The confidentiality and non-competition provisions apply to an area as specified in the agreement and survive separation of service and termination of the agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified by reference to the full text of the Employment Agreement, which is filed hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

A copy of the press release announcing Mr. Barton’s appointment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and among ENB Financial Corp, The Ephrata National Bank and Douglas P. Barton dated as of December 15, 2025

99.1	Press release dated December 15, 2025

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: December 16, 2025	/s/ Rachel G. Bitner
Rachel G. Bitner
President and Chief Executive Officer Elect

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